Exhibit 99.1

Contacts:	Basil Maglaris (media)	Christopher Jakubik, CFA (investors)
	847-646-4538	847-646-5494
	news@kraftfoods.com	ir@kraftfoods.com

KRAFT FOODS GROUP ANNOUNCES CREATION OF TWO NEW BUSINESS UNITS

Meals and Desserts, Enhancers and Snack Nuts Business Units Formed To Create More Focused, Less Complex Businesses

NORTHFIELD, Ill. – June 14, 2013 – Kraft Foods Group (NASDAQ:KRFT) today announced plans to create two new, standalone business units: Meals and Desserts, and Enhancers and Snack Nuts. With the creation of these new business units, the company will be able to place even greater focus on brand-building while reducing the complexity of managing a portfolio with many distinct brands and product categories. The new business structures and leadership appointments are effective July 1.

“Since we launched the new Kraft, we’ve focused heavily on turbocharging our iconic brands. And we’ve made a lot of progress thanks to great marketing and innovation,” said Tony Vernon, Kraft CEO. “With the creation of our two newest business units and great leaders in place, we’re taking an important step to strengthen our focus on some of the most beloved brands in North America.”

Two New Business Units, Many Well-Known Brands

The business units are being created by dividing the brands in the company’s Grocery segment into two standalone business units. Categories and brands that have natural synergies like Cool Whip and JELL-O will remain together. The Planters brand will benefit from having the snack nuts and peanut butter categories managed under one leadership structure.

The business units will include many of Kraft’s leading brands:

•

Meals and Desserts — Cool Whip whipped topping, Jet-Puffed marshmallows, JELL-O dry packaged and ready-to-eat desserts, Kraft Mac & Cheese dinner, Shake ‘N Bake coatings, Stove Top stuffing mix and Velveeta dinners and meal kits.

•

Enhancers and Snack Nuts — A.1. steak sauce, Grey Poupon premium mustards, Kraft and Bulls-Eye barbecue sauces, Kraft and Good Seasons dressings, Kraft and Miracle Whip spoonable dressings and Planters nuts, trail mixes and peanut butters.

Kraft will begin reporting the financial results of these business units as separate segments at the end of its third fiscal quarter 2013. The company will also make historical results for these new segments available by the end of its third quarter.

Seasoned Leaders at the Ready

The leaders of the new business units will report directly to CEO Tony Vernon:

•

Michael Osanloo, Executive Vice President and President, Meals and Desserts. Currently Executive Vice President and President of Kraft’s Grocery business unit, Michael spearheaded the reinvigoration of Kraft Macaroni & Cheese and Velveeta dinners. His team also launched one of Kraft’s most recent new product successes: Velveeta Cheesy Skillets.

•

Jane Hilk, Executive Vice President and President, Enhancers and Snack Nuts. Jane is a 22-year veteran at Kraft who currently serves as Senior Vice President of Marketing for Oscar Mayer. Under her leadership, the business launched ground-breaking new advertising campaigns for its flagship brands and introduced Oscar Mayer Selects, one of Kraft’s newest $100 million product lines.

“These businesses have many of Kraft’s most well-known and celebrated brands,” said Vernon. “I’m excited to have two of our most seasoned and strategic leaders bringing their considerable talents to these brand franchises.”

ABOUT KRAFT FOODS GROUP

Kraft Foods Group, Inc. (NASDAQ: KRFT) is one of North America’s largest consumer packaged food and beverage companies, with annual revenues of more than $18 billion. With the spirit of a startup and the soul of a powerhouse, Kraft has an unrivaled portfolio of products in the beverages, cheese, refrigerated meals and grocery categories. Its iconic brands include Kraft, Maxwell House, Oscar Mayer, Philadelphia, Planters, Velveeta, Capri Sun, JELL-O and Lunchables. Kraft’s 23,000 employees in the U.S. and Canada have a passion for making the foods and beverages people love. Kraft is a member of the Standard & Poor’s 500 and the NASDAQ-100 indices. For more information, visit www.kraft.com and www.facebook.com/kraft.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding Kraft’s new business units. The words “plans,” “will,” “expect” and similar expressions are intended to identify the forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are beyond Kraft’s control. Important factors could cause actual results to differ materially from those indicated in the forward-looking statements. For additional information on factors that could affect Kraft’s forward-looking statements, see Kraft’s risk factors, as they may be amended from time to time, set forth in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 29, 2012. Kraft disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

# # #